UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2026
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
Annual Meeting Results
The Annual Meeting of the Stockholders of the Company was held on May 14, 2026. The following matters were voted on at the Annual Meeting, and the results were as follows:
(i) Election of Alexis DePree, Rick Doody, and Andrea Hyde as Directors of the Company. The nominees were elected as Directors with the following votes:
Alexis DePree

For	903,592,731
Withheld	6,274,027
Broker Non-Votes	7,793,874
Rick Doody

For	892,393,846
Withheld	17,472,912
Broker Non-Votes	7,793,874
Andrea Hyde

For	883,828,389
Withheld	26,038,369
Broker Non-Votes	7,793,874
In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: Albert Adams, Bill Beargie, Stuart Burgdoerfer, Samir Desai, John Kyees, Gary Lewis and John Reed.
(ii) The proposal to approve, on an advisory basis, the Company's named executive officer compensation was approved with the following votes:

For	908,343,411
Against	1,510,317
Abstained	13,030
Broker Non-Votes	7,793,874
(iii) The proposal to approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2026 was approved with the following votes:

For	917,506,867
Against	140,435
Abstained	13,330
Broker Non-Votes	—
For information on how the votes for the above matters were tabulated, see the Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on May 14, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of May, 2026.

ARHAUS, INC.

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Chief Financial Officer